Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-260733) of CorEnergy Infrastructure Trust, Inc.,
(2)Registration Statement (Form S-8 No. 333-259319) of CorEnergy Infrastructure Trust, Inc.,
(3)Registration Statement (Form S-8 No. 333-198799) pertaining to the CorEnergy Infrastructure Trust, Inc. Director Compensation Plan, and
(4)Registration Statement (Form S-3 No. 333-228065) pertaining to the CorEnergy Infrastructure Trust, Inc. Dividend Reinvestment Plan.

of our reports dated March 14, 2022, with respect to the consolidated financial statements of CorEnergy Infrastructure Trust, Inc. and the effectiveness of internal control over financial reporting of CorEnergy Infrastructure Trust, Inc. included in this Annual Report (Form 10-K) of CorEnergy Infrastructure Trust, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Kansas City, Missouri
March 14, 2022